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                                   EXHIBIT 11
                             EAGLE BANCSHARES, INC.


Statement re: Computation of per share earnings

The following computations set forth the calculation of primary earnings per share and fully diluted earnings per share for the three months ending June 30, 1996 and 1995.


                                             Three months ending June 30, 1996
                                            ------------------------------------
                                                      Primary      Fully Diluted
- --------------------------------------------------------------------------------
Net income per share:                                  $  .28            $   .28
- --------------------------------------------------------------------------------
Weighted average number of common
 shares outstanding                                 4,552,200          4,552,200

Increase due to assumed exercise of
 dilutive stock options                                86,746             89,222
- --------------------------------------------------------------------------------
Adjusted weighted average number of
  common and common equivalent
  shares outstanding                                4,638,946          4,641,422
- --------------------------------------------------------------------------------

                                             Three months ending June 30, 1995
                                            ------------------------------------
                                                      Primary      Fully Diluted
- --------------------------------------------------------------------------------
Net income per share:                                  $  .34            $   .34
- --------------------------------------------------------------------------------
Weighted average number of common
 shares outstanding                                 3,063,200          3,063,200

Increase due to assumed exercise of
 dilutive stock options                                86,208             88,006
- --------------------------------------------------------------------------------
Adjusted weighted average number of
  common and common equivalent
  shares outstanding                                3,149,408          3,151,206
- --------------------------------------------------------------------------------






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